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                                                                  Exhibit (A)(5)

                              ARTICLES OF AMENDMENT
                                       OF
                 PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC.

     PRUDENTIAL SHORT-TERM CORPORATE BOND FUND, INC., a Maryland corporation having its principal offices in the city of Baltimore, Maryland and New York, New York (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Articles of Incorporation of the Corporation are hereby amended to provide that the name of the Corporation is changed to "Prudential Short-Term Bond Fund, Inc."

     SECOND: The Articles of Incorporation of the Corporation are hereby amended to provide as follows

          The names of "Prudential Short-Term Corporate Bond Fund - Income Portfolio" and "Prudential Short-Term Corporate Bond Fund - Municipal Income Portfolio" series of capital stock of the Corporation are hereby changed to "Prudential Short-Term Corporate Bond Fund," and "Dryden Ultra Short Bond Fund," respectively.

     THIRD: Article V, Section 1(a) through Section 1(a)(i) of the Articles of Incorporation of the Corporation are hereby amended in their entirety to provide as follows:

                                    ARTICLE V

                                  Common Stock
                                  ------------

          Section 1. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 500,000,000 shares of the par value of $.01 per share and of the aggregate par value of $5,000,000 to be divided into two series, the Prudential Short-Term Corporate Bond Fund and the Dryden Ultra Short Bond Fund, with each such Series authorized to issue 250,000,000 of such shares having an aggregate par value of $2,500,000, with the Prudential Short-Term Corporate Bond Fund Series to be further divided into 4 classes, consisting of 62,500,000 shares of each of Class A, Class B, Class C and Class Z Common Stock and the Dryden Ultra Short Bond Fund Series to be further divided into 5 classes, consisting of 31,250,000 shares of each of Class A, Class B, Class C and Class Z Common Stock and 125,000,000 shares of Class Y Common Stock. The Board of Directors of the Corporation shall have the power and authority to classify or reclassify any unissued shares from time to time into one or more additional Series or classes by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such unissued shares. The Board of Directors

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     shall have the power and authority to increase or decrease the aggregate number of shares of any Series or class that the Corporation has authority to issue.

          (i) Each share of Class A, Class B, Class C, Class Z, and, with respect to the Dryden Ultra Short Bond Fund Series, Class Y, Common Stock of a Series shall represent the same interest in the Series and have identical voting, dividend, liquidation and other rights except that (A) Expenses related to the distribution of each class of shares shall be borne solely by such class; (B) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (C) The Class A Common Stock shall be subject to a front-end sales load, with respect to Short-Term Corporate Bond Fund, a contingent deferred sales charge, under certain circumstances, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares; (v) The Class C Common Stock shall be subject to a front-end sales charge with respect of Short-Term Corporate Bond Fund, under certain circumstances, a contingent deferred sales charge, and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares; (vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a 12b-1 distribution fee; and (vii) The Class Y Common Stock of the Dryden Ultra Short Bond Fund shall be subject to a 12b-1 distribution fee in accordance with the Investment Company Act of 1940, as amended, and as disclosed in the current prospectus for such shares.

     FOURTH: Article V, Section 1(a) of the Articles of Incorporation of the Corporation are further amended by adding new subsections (vii)-(ix) as follows:

          (vii) Each share of Class Y Common Stock may be converted into shares (including fractions thereof) of Class A Common Stock of the same Series (computed in the manner hereinafter described) if the total value of shares of Class Y Common Stock held by a stockholder is greater than or equal to $1,000,000, at the applicable net asset value of each Class, at the time of the calculation of the net asset value of such Class Y Common Stock at such times, which may vary between shares originally issued for cash and shares acquired through the automatic reinvestment of dividends and distributions with respect to Class Y Common Stock (each "Conversion Date") determined by the Board of Directors in accordance with applicable laws, rules, regulations and interpretations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. and pursuant to such procedures as may be


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     established from time to time by the Board of Directors and disclosed in the then current prospectus for such Class A and Class Y Common Stock. A stockholder must notify the Corporation's transfer agent prior to the purchase of Class Y Common Stock that will enable the stockholder to qualify for the conversion right.

          (viii) The number of shares of the Class A Common Stock of the Dryden Ultra Short Bond Fund Series into which shares of the Class Y Common Stock may be converted pursuant to Section 1(a)(vii) hereof shall equal the number (including for this purpose fractions of a share) obtained by dividing the net asset value per share of the Class Y Common Stock for purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date by the net asset value per share of the Class A Common Stock for the purposes of sales and redemptions thereof at the time of the calculation of the net asset value on the Conversion Date.

          (ix) The Board of Directors shall have full power and authority to adopt such other terms and conditions concerning the conversion of shares of the Class Y Common Stock to shares of the Class A Common Stock of the same Series as they deem appropriate; provided such terms and conditions are not inconsistent with the terms contained in this Section 1(a) and subject to any restrictions or requirements under the Investment Company Act of 1940 and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission, any conditions or limitations contained in an order issued by the Securities and Exchange Commission applicable to the Corporation, or any restrictions or requirements under the Internal Revenue Code of 1986, as amended, and the rules, regulations and interpretations promulgated or issued thereunder.

     FIFTH: The foregoing amendments do not increase the authorized stock of the Corporation.

     SIXTH: The foregoing amendments to the Articles of Incorporation have been approved by a majority of the entire Board of Directors and the amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     SEVENTH: The foregoing amendments to the Articles of Incorporation shall become effective on February 19, 2003.


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     IN WITNESS WHEREOF, the Articles of Amendment have been executed on behalf of Prudential Short-Term Corporate Bond Fund, Inc. this 13 day of February,
2003.

                                            PRUDENTIAL SHORT-TERM CORPORATE
                                            BOND FUND, INC.


                                            By:   /s/ David R. Odenath, Jr.
                                               ---------------------------------
                                               David R. Odenath, Jr., President

Attest: /s/ Deborah Docs
       --------------------------------
       Deborah Docs
       Secretary

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     The undersigned, President of PRUDENTIAL SHORT-TERM CORPORATE BOND FUND,
INC., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges that these Articles of Amendment are the act of the Corporation and affirms that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                            /s/ David R. Odenath, Jr.
                                            ------------------------------------
                                            David R. Odenath, Jr.


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